Exhibit 3.02


State of New York       }
                        }  ss:
Department of State     }

I hereby certify tht the annexed copy has been compared with the original document in the custody of the Secretary of State and that the same is a true copy of said original.

            Witness my hand and seal of the Department of State on July 21, 2006


                                               /s/ [Illegible]
            [SEAL]
                                               Special Deputy Secretary of State

DOS-1266 (Rev. 11/05)

                                                                   F060721000359


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        DEAN WITTER CORNERSTONE FUND III

      Under Section 121-202 of the New York Revised Limited Partnership Act

       The undersigned hereby certifies as follows:

1.     The name of the limited partnership is Dean Witter Cornerstone Fund III.

2. The date of filing of the certificate of limited partnership is December 7, 1983.

3. Paragraph I of the Certificate of Limited Partnership relating to the limited partnership name is hereby amended to read in its entirety as follows:

       "I. The name of the partnership ("Partnership") is Morgan Stanley Cornerstone Fund III L.P."

       IN WITNESS WHEREOF, the undersigned has executed and affirmed under penalties of perjury this Certificate of Amendment as of the 20th day of July, 2006.

                                    By: DEMETER MANAGEMENT CORPORATION,
                                        General Partner


                                    By: /s/ Walter Davis
                                       --------------------------------
                                            Walter Davis
                                            President




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
                                                                   F060721000359


                            CERTIFICATE OF AMENDMENT
                                     OF THE
                       CERTIFICATE OF LIMITED PARTNERSHIP
                                       OF
                        DEAN WITTER CORNERSTONE FUND III

      Under Section 121-202 of the New York Revised Limited Partnership Act

Filed by:      Walter Davis
               c/o Demeter Management Corporation
               330 Madison Avenue, 8th Floor
               New York, New York 10017




                                                 STATE OF NEW YORK
                                                DEPARTMENT OF STATE

                                                FILED JUL 21 2006
                                                TAX$     --
                                                     -------------
                                                BY: LAH
                                                    ---------------






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